UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2018
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KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2018, Paula Madoff was appointed to the Board of Directors (the “Board”) of KKR Real Estate Finance Trust Inc. (the “Company”) effective immediately and with a term that expires at the Company’s 2018 annual meeting of stockholders and until her successor is duly elected and qualified.  Ms. Madoff was also appointed to the Board’s Audit Committee.

Ms. Madoff, 50, currently serves as an advisor to The Goldman Sachs Group, Inc. (“Goldman”), a global investment banking, securities and investment management firm. She had been employed by Goldman for 24 years where she was most recently a Partner and Head of Sales and Distribution for Interest Rate Products and Mortgages until her retirement from this position in August 2017.  From August 2017 to April 2018, Ms. Madoff was employed as an Advisory Director at Goldman. She brings experience in managing regulatory and market structure changes, investing, risk management, and capital markets activities. Ms. Madoff serves as a non-executive director on the boards of Great-West Lifeco (GWO) and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing 401(k) and pension plan assets; CEO of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee.  Before joining Goldman, Ms. Madoff worked in Corporate and Real Estate Finance at Bankers Trust and in Mergers and Acquisitions at Wasserstein Perella & Co. Ms. Madoff is a 2018 David Rockefeller Fellow, a Director of Hudson River Park Friends, a member of the Harvard Women’s Leadership Board, and an Advisory Board Member of the NYU Hospital Child Study Center. Ms. Madoff received an M.B.A. from Harvard Business School and a Bachelor of Arts degree in Economics from Lafayette College.

Under the Company’s annual compensation program for eligible directors, Ms. Madoff will be entitled to receive in respect of 2018 a prorated portion of the $50,000 annual cash retainer for serving on the Board, a prorated portion of the $7,500 annual cash retainer for serving on the Audit Committee and a prorated portion of the $50,000 annual equity-based award, which is payable in the form of restricted stock units. The material terms of the restricted stock units are the same as those granted to the Company’s current eligible directors and described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and as provided in the form of restricted stock unit agreement under the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan previously filed with the SEC.

Ms. Madoff will also be eligible to enter into the Company’s customary indemnification agreement for directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
	Name:	Christen E.J. Lee
	Title:	Co-Chief Executive Officer and Co-President

Date: May 9, 2018